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                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                           OPTIMARK TECHNOLOGIES, INC.
                            (A DELAWARE CORPORATION)
                             AS OF JANUARY 27, 2000


                                   ARTICLE I.

                                OFFICES AND AGENT

        1. Principal Office. The principal office of OptiMark Technologies, Inc. (the "Corporation") may be located within or without the State of Delaware, as designated by the board of directors. The Corporation may have other offices and places of business at such places within or without the State of Delaware as shall be determined by the directors.

        2. Registered Office and Agent. The Corporation shall have and maintain at all times (a) a registered office in the State of Delaware, which office shall be located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and (b) a registered agent located at such address whose name is The Corporation Trust Company, until changed from time to time as provided by the General Corporation Law of the State of Delaware ("Delaware Corporation Law").

                                   ARTICLE II.

                        STOCKHOLDERS MEETINGS AND VOTING

        1. Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date and at such time as determined by resolution of the board of directors. If this date shall fall upon a legal holiday, then such meeting shall be held on the next succeeding business day at the same hour. If no annual meeting is held in accordance with the foregoing provisions, the board of directors shall cause the meeting to be held as soon thereafter as convenient. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these Bylaws to the annual meeting of stockholders shall be deemed to refer to such special meeting.

        2. Special Meetings. Special meetings of the stockholders of the Corporation may be called for any purpose (including, without limitation, the filling of board vacancies and newly created directorships) and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings


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may be called at any time by the board of directors or the chairman of the board or the chief executive officer and shall be called by the chairman of the board or the chief executive officer upon the written request of holders of shares entitled to cast not less than ten percent (10%) of the votes at such special meeting or by the written request of the holders of not less than ten percent (10%) of the outstanding shares of any series or class of the Corporation's stock; provided that if the chairman of the board or the chief executive officer does not so call the meeting, it may be called by the holders of shares entitled to cast not less than ten percent (10%) of the votes at such special meeting or by the holders of not less than ten percent (10%) of the outstanding shares of any series or class of the Corporation's stock. Such written request shall specify the purpose or purposes of, and a proposed date for, the meeting and shall be delivered to the chairman of the board or the chief executive officer. Upon receipt of such written request, the chairman of the board or the chief executive officer, as applicable, shall fix a date and time for such meeting, which such date shall be within five (5) business days of the proposed date specified in the written request.

        3. Place of Meetings. All meetings of stockholders of the Corporation shall be held within or without the State of Delaware as may be designated by the board of directors, the chairman of the board or the chief executive officer or the stockholders entitled to call a meeting pursuant to
Section 2 of this Article II, or, if not designated, at the principal office of the Corporation.

        4. Notice of Meeting. Except as otherwise provided in these Bylaws or the Delaware Corporation Law, written notice of any meeting of stockholders stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose for which the meeting is called, shall be delivered either personally or by mail to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the board of directors, the chairman of the board, the chief executive officer or the secretary. If mailed, such notice shall be deemed to be delivered as to any stockholder of record when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        5. Waiver of Notice. Any stockholder, either before or after any stockholders' meeting, may waive in writing notice of the meeting, and his waiver shall be deemed the equivalent of giving notice. Attendance at a meeting by a stockholder shall constitute a waiver of notice, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

        6. Fixing of Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent



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to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors of the Corporation may fix, in advance, a record date which shall be not more than sixty (60) days nor less than ten (10) days prior to the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed, the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining the stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

        7. Stockholders List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

        8. Proxies. A stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

        9. Voting Rights. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation.

        Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

        If shares having voting power stand of record in the names of two or more persons, whether


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fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (i) if only one votes, his act binds all; (ii) if more than one vote, the act of the majority so voting binds all; and (iii) if more than one vote, but the vote is evenly split on any particular matter, each fraction may vote the securities in question proportionately, or any person voting the shares or a beneficiary, if any, may apply to the Court of Chancery or any court of competent jurisdiction in the State of Delaware to appoint an additional person to act with the persons so voting the shares. The shares shall then be voted as determined by a majority of such persons and the person appointed by the Court. If a tenancy is held in unequal interests, a majority or even-split for the purpose of this subsection shall be a majority or even-split in interest.

        10. Quorum and Required Vote. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of shares representing a majority of the votes entitled to be cast at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of the holders of shares representing a majority of the votes present or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, and, if there are one or more classes or series of stock entitled to vote as separate classes or series, then, in the case of each such class or series, the affirmative vote of the holders of shares representing a majority of the votes of that class or series present or represented by proxy at the meeting shall be the vote of such class or series unless a different vote is required by an express provision of law, the Certificate of Incorporation or these Bylaws.

        11. Conduct of Meetings. Meetings of stockholders shall be presided over by the chairman of the board, if any, or in his absence by the chief executive officer, if any, or in his absence by a president, or in his absence by a vice president, or in the absence of the foregoing persons by a chairman designated by the board of directors, or in the absence of such designation by a chairman chosen at the meeting. The secretary shall act as secretary of the meeting, but in his absence the person presiding over the meeting may appoint any person to act as secretary of the meeting. The person presiding over the meeting shall conduct the meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedure. His rulings on procedural matters shall be conclusive and binding on all stockholders. Without limiting the generality of the foregoing, the person presiding over the meeting shall have all of the powers usually vested in the chairman of a meeting of stockholders.

        12. Informal Action By Stockholders. Except as otherwise provided in the Certificate of Incorporation, any action required by the provisions of Delaware Corporation Law to be taken or any action which may be taken at a stockholders' meeting may be taken without a meeting without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon



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were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

                                  ARTICLE III.

                          BOARD OF DIRECTORS - GENERAL

        1. Number, Qualifications and Term of Office. Except as otherwise provided in the Certificate of Incorporation or the Delaware Corporation Law, the business and affairs of the Corporation shall be managed by or under the direction of a board of directors consisting of one or more members. Directors need not be stockholders of the Corporation. The board of directors, by resolution, may increase or decrease the number of directors from time to time. Except as otherwise provided in these Bylaws, each director shall be elected at each annual meeting of stockholders and shall hold such office until the next annual meeting of stockholders and until his successor shall be elected and shall qualify. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

        2. Vacancies. Except as otherwise provided by the Certificate of Incorporation of the Corporation or any amendments thereto, board vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of the holders of shares representing a majority of the votes then entitled to vote thereon at an election of directors or by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

        3. Resignation. Any director may resign by delivering his written resignation to the Corporation at its principal office addressed to the chairman of the board, the chief executive officer or secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some other event.

        4. Removal. Except as otherwise provided in the Certificate of Incorporation or the Delaware Corporation Law, any director or the entire board of directors may be removed with or without cause by the affirmative vote of the holders of shares representing a majority of the votes then entitled to vote thereon at an election of directors.

        5. Compensation. Directors may be paid such compensation for their services and such reimbursements for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.



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                                   ARTICLE IV.

                              MEETINGS OF THE BOARD

        1. Place of Meetings. The regular or special meetings of the board of directors or any committee designated by the board shall be held at the principal office of the Corporation or at any other place within or without the State of Delaware.

        2. Regular Meetings. The board of directors shall meet each year immediately after and at the same place as the annual meeting of the stockholders for the purpose of electing officers and transacting such other business as may come before the meeting. The board of directors or any committee designated by the board may provide, by resolution, for the holding of additional regular meetings within or without the State of Delaware without notice of the time and place of such meeting other than such resolution; provided that any director who is absent when such resolution is made shall be given notice of said resolution.

        3. Special Meetings. Special meetings of the board of directors or any committee designated by the board may be held at any time and place, within or without the State of Delaware, designated in a call by the chairman of the board, if any, by the chief executive officer or by a majority of the members of the board of directors or any such committee, as the case may be.

        4. Notice of Special Meetings. Except as otherwise provided by these Bylaws or the laws of the State of Delaware, written notice of each special meeting of the board of directors or any committee thereof setting forth the time and place of the meeting shall be given to each director by the secretary or by the officer or director calling the meeting not less than two
(2) days prior to the time fixed for the meeting. Notice of special meetings may be either given personally, personally by telephone, or by sending a copy of the notice through the United States mail or by telegram, telex or telecopy, charges prepaid, to the address of each director appearing on the books of the Corporation. If mailed, such notice shall be deemed to be delivered two days after it has been deposited in the United States mail so addressed, with postage prepaid thereon. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram, telex or telecopy, is delivered to the telegraph, telex or telecopy operator. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

        5. Waiver of Notice. A director may waive, in writing, notice of any special meeting of the board of directors or any committee thereof, either before, at, or after the meeting; and his waiver shall be deemed the equivalent of giving notice. By attending or participating in a regular or special meeting, a director waives any required notice of such meeting unless the director, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting.



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        6.      Quorum and Action at Meeting. At meetings of the board of
directors or any committee designated by the board, a majority of the total number of directors, or a majority of the members of any such committee, as the case may be, shall constitute a quorum for the transaction of business. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. If a quorum is present, the act of the majority of directors in attendance shall be the act of the board of directors or any committee thereof, as the case may be, unless the act of a greater number is required by these Bylaws, the Certificate of Incorporation or Delaware Corporation Law. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn that meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        7. Presumption of Assent. A director who is present at a meeting of the board or a committee thereof when action is taken is deemed to have assented to the action taken unless: (i) he objects at the beginning of such meeting to the holding of the meeting or the transacting of business at the meeting; (ii) he contemporaneously requests that his dissent from the action taken be entered in the minutes of such meeting; or (iii) he gives written notice of his dissent to the presiding officer of such meeting before its adjournment or to the secretary of the Corporation immediately after adjournment of such meeting. The right of dissent as to a specific action taken at a meeting of a board or a committee thereof is not available to a director who votes in favor of such action.

        8. Committees. The board of directors may, by a resolution passed by a majority of the whole board of directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of the absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors and subject to the provisions of Delaware Corporation Law, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all such papers which may require it. Each such committee shall keep minutes and make such reports as the board of directors may from time to time request. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business, but, unless otherwise provided by the board of directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the board of directors.

        9. Informal Action by Directors. Except as otherwise provided in the Certificate of Incorporation, any action required or permitted by the Delaware Corporation Law to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if all


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members of the board or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the board or committee.

        10. Telephonic Meetings. Directors or any members of any committee designated by the board may participate in a meeting of the board or committee by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

                                   ARTICLE V.

                               OFFICERS AND AGENTS

        1. Enumeration, Election and Term. The officers of the Corporation shall consist of a chief executive officer, one or more presidents, a secretary, a treasurer and such other officers with such other titles as may be deemed necessary or desirable by the board of directors, including one or more vice presidents, assistant treasurers and assistant secretaries and a chairman of the board. Any number of offices may be held by the same person and no officer need be a stockholder or a resident of the State of Delaware. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, each officer shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. The officers of the Corporation shall be elected annually by the board of directors at the first meeting of the board held after each annual meeting of the stockholders.

        2. General Duties. All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and shall perform such duties in the management of the Corporation as may be provided in these Bylaws or as may be determined by resolution of the board of directors not inconsistent with these Bylaws. In all cases where the duties of any officer, agent or employee are not prescribed by the Bylaws or by the board of directors, such officer, agent or employee shall follow the orders and instructions of the chief executive officer.

        3. Vacancies. The board of directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave any vacancy unfilled for such period as it may determine. The officer so selected shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

        4. Resignation and Removal. Any officer may resign by delivering his written resignation to the Corporation at its principal office addressed to the chairman of the board, the chief executive officer or secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some other event. Any officer or agent of the Corporation may be removed, with or without cause, by a vote of the majority of the members of the board of directors whenever in its judgment the best interests of the Corporation may be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so


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removed. Election or appointment of an officer or an agent shall not of itself create contract rights.

        5. Chairman of the Board. The chairman of the board, if any, shall preside as chairman at meetings of the stockholders and the board of directors. He shall, in addition, have such other duties as the board may prescribe that he perform. At the request of the chief executive officer, the chairman of the board may, in the case of the chief executive officer's absence or inability to act, temporarily act in his place. In the case of death of the chief executive officer or in the case of his absence or inability to act without having designated the chairman of the board to act temporarily in his place, the chairman of the board shall perform the duties of the chief executive officer, unless the board of directors, by resolution, provides otherwise.

        6. Chief Executive Officer. The chief executive officer shall supervise and control all of the business or affairs of the Corporation. In the event the position of chairman of the board shall not be occupied or the chairman shall be absent or otherwise unable to act, the chief executive officer shall preside at meetings of the stockholders and directors and shall discharge the duties of the presiding officer.

        7. President. Each president shall supervise and control the technical aspects of the Corporation's business, products and services, or a unit thereof, and shall perform such other duties as may be prescribed by the board of directors from time to time. At the request of the chief executive officer, in the case of the chief executive officer's absence or inability to act, a president may temporarily act in his place. In the case of the death of the chief executive officer, or in the case of his absence or inability to act without having designated a president to act temporarily in his place, the board of directors, by resolution, may designate a president to perform the duties of the chief executive officer. If no such designation shall be made, the chairman of the board of directors, if any, shall exercise such powers and perform such duties, as provided in Section 5 above.

        8. Vice Presidents. Each vice president shall have such powers and perform such duties as the board of directors may from to time prescribe or as the chief executive officer or a president may from time to time delegate to him. At the request of a president, in the case of the president's absence or inability to act, any vice president may temporarily act in his place. In the case of the death of a president, or in the case of his absence or inability to act without having designated a vice president or vice presidents to act temporarily in his place, the board of directors, by resolution, may designate a vice president or vice presidents to perform the duties of the president. If no such designation shall be made, the chairman of the board of directors, if any, shall exercise such powers and perform such duties, but if the Corporation has no chairman of the board of directors, or if the chairman is unable to act in place of the president, the chief executive officer may exercise such powers and perform such duties.

        9. Secretary. The secretary shall keep or cause to be kept in books provided for that purpose, the minutes of the meetings of the stockholders, executive committee, if any, and any other committees, and of the board of directors; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records and of the


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seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized and in accordance with the provisions of these Bylaws; and, in general shall perform all duties incident to the office of secretary and such other duties as may, from time to time, be assigned to him by the board of directors or by the chief executive officer. In the absence of the secretary or his inability to act, the assistant secretaries, if any, shall act with the same powers and shall be subject to the same restrictions as are applicable to the secretary.

        10. Treasurer. The treasurer shall be responsible for custody of corporate funds and securities. He shall keep full and accurate accounts of receipts and disbursements and shall deposit all corporate monies and other valuable effects in the name and to the credit of the Corporation in the depository or depositories of the Corporation, and shall render an account of his transactions as treasurer and of the financial condition of the Corporation to the chief executive officer and/or the board of directors upon request. Such power given to the treasurer to deposit and disburse funds shall not, however, preclude any other officer or employee of the Corporation from also depositing and disbursing funds when authorized to do so by the board of directors. The treasurer shall, if required by the board of directors, give the Corporation a bond in such amount and with such surety or sureties as may be ordered by the board of directors for the faithful performance of the duties of his office. The treasurer shall have such other powers and perform such other duties as may be from time to time prescribed by the board of directors or the chief executive officer. In the absence of the treasurer or his inability to act, the assistant treasurers, if any, shall act with the same authority and shall be subject to the same restrictions as are applicable to the treasurer.

        11. Delegation of Duties. Whenever an officer is absent, or whenever, for any reason, the board of directors may deem it desirable, the board may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.



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                                   ARTICLE VI.

                INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

        1. Indemnification: Third Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Any person who is not covered by the foregoing sentence and who is or was an employee or agent of the Corporation may be indemnified by the Corporation to the maximum extent permitted by law as authorized by the board of directors from time to time. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        2. Indemnification: Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any person who is not covered by the foregoing sentence and who is or was an employee or agent of the Corporation may be indemnified by the Corporation to the maximum extent permitted by law as authorized by the board of directors from time to time.

        3. Mandatory Indemnification. To the extent that a director or officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VI or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        4.      Authorization for Indemnification. Any indemnification under
Section 1 or 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or 2 of this Article VI. Such determination shall be made
(a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

        5. Advance Payment of Expenses. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

        6. Non-Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        7. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

        8. Definitions. For purposes of this Article VI, the following terms shall have the following meetings:

                (a) references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued;

                (b) references to "other enterprises" shall include employee benefit plans;

                (c) references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan;

                (d) references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and

                (e) a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the interests of the Corporation" as referred to in this Article VI.



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

                                  ARTICLE VII.

                                  CAPITAL STOCK

        1. Certificates of Stock. The shares of the Corporation shall be represented by certificates; provided that the board of directors of the Corporation may, by resolution, provide that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairman or vice chairman of the board of directors, or the chief executive officer or president or vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation, representing the number of shares owned by the stockholder. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

        2. Issuance of Stock. Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by resolution of the board of directors in such manner, for such consideration and on such terms as the board of directors may determine. Consideration for such shares of capital stock shall be expressed in dollars, and shall not be less than the par value or stated value therefor, as the case may be. The par value for shares, if any, shall be stated in the Certificate of Incorporation, and the stated value for shares, if any, shall be fixed from time to time by the board of directors.

        3. Lost Certificates. The Corporation may issue a new certificate to be issued in place of any previously issued certificate alleged to have been destroyed or lost if the owner makes an affidavit or affirmation of that fact and produces such evidence of loss or destruction as the Corporation or its transfer agent may require. The Corporation, in its discretion, may as a condition precedent to the issuance of a new certificate require the owner to give the Corporation a bond as indemnity against any claim that may be made against the Corporation relating to the allegedly destroyed or lost certificate.

        4. Transfer of Shares. Subject to applicable law and the provisions of the Certificate of Incorporation, shares of stock of the Corporation may be transferred on its books upon the surrender to the Corporation or its transfer agent of the certificates representing such shares, if any, duly endorsed or accompanied by a written assignment or power of attorney duly executed and with such proof of authority or authenticity of signature as the Corporation or its transfer agent may reasonably require.

        5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner, to hold liable for calls and assessments, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of the other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

        6. Stock Ledger. An appropriate stock journal and ledger shall be kept by the secretary or such registrars or transfer agents as the directors by resolution may appoint in which all transactions in the shares of stock of the Corporation shall be recorded.

        7. Restriction on Transfer of Shares. Notice of any restriction on the transfer of the stock of the Corporation shall be placed on each certificate of stock issued or in the case of uncertificated shares contained in the notice sent to the registered owner of such shares in accordance with the provisions of the Delaware Corporation Law.

                                  ARTICLE VIII.

                                    DIVIDENDS

        Subject to the provisions of the Certificate of Incorporation, if any, dividends upon the capital stock of the Corporation may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think in the best interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.



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

                                   ARTICLE IX.

                                   AMENDMENTS

        Subject to repeal or change by action of the stockholders, the board of directors may amend, supplement or repeal these Bylaws or adopt new Bylaws, and all such changes shall affect and be binding upon the holders of all shares heretofore as well as hereafter authorized, subscribed for or offered.

                                   ARTICLE X.

                                  MISCELLANEOUS

        1. Gender. Whenever required by the context, the singular shall include the plural, the plural the singular, and one gender shall include all genders.

        2. Invalid Provision. The invalidity or unenforceability of any particular provision of these Bylaws shall not affect the other provisions herein, and these Bylaws shall be construed in all respects as if such invalid or unenforceable provision was omitted.

        3. Governing Law. These Bylaws shall be governed by and construed in accordance with the laws of the State of Delaware.

        I, James G. Rickards, as Secretary of OptiMark Technologies, Inc., hereby certify that the foregoing Amended and Restated Bylaws were adopted by the Board of Directors of the Corporation effective as of January 27, 2000.


                                     /s/ James G. Rickards


                                      -16-